Exhibit 10.12

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT NO. 1881 (this “Agreement”) is entered into as of November 1, 2010, by and between LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”) and FOUNDATION MEDICINE, INC., a Delaware corporation (“Borrower”) and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code (“UCC”).

“ACH” means the Automated Clearing House electronic funds transfer system.

“Advance” means a Loan advanced by Lender to Borrower hereunder.

“Affiliate” means a person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a person or entity.

“Basic Rate” means a per annum rate of interest equal to 8.25%.

“Borrower’s Books” means all of Borrower’s books and records, including records concerning Collateral, Borrower’s assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

“Borrowing Base” means 100% of Eligible Equipment.

“Collateral” means all property financed with the proceeds of this Agreement in which Lender now has or hereafter obtains a security interest or which is listed on any UCC-1 and on any UCC-3 amendment thereof naming Borrower as Debtor in any capacity and Lender or an affiliate of Lender as Secured Party including Exhibit A attached hereto.

“Commitment” means an aggregate of $5,000,000, available in 2 tranches. Tranche 1, in the amount of $3,000,000 (“Tranche 1”) shall be available immediately upon the closing of this Agreement; Tranche 2, in the amount of $2,000,000 (“Tranche 2”) shall be available upon the close of the New Equity Financing.

“Commitment Fee” means $7,500.

“Commitment Termination Date” means the earliest to occur of (i) January 31, 2012; (ii) any Default or Event of Default; (iii) the date on which a representative of Third Rock Ventures, L.P. or its Affiliate is no longer serving as a board member on Borrower’s Board of Directors; or (iv) the date on which Borrower ceases to be in the business of developing and manufacturing next generation personalized oncology testing solutions.

“Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default.

“Default Rate” means the lesser of 18% per annum or the highest rate permitted by applicable law.

“Disclosure Schedule” means the schedule attached as Schedule 1 hereto.

“Eligible Equipment” means various new and used office equipment, computers and peripherals, office furniture, laboratory equipment and furniture, analytical and test equipment, and any other equipment approved by Lender in its reasonable discretion, and that comply with all of Borrower’s representations and warranties herein; up to 35% of cumulative Eligible Equipment at the time of any Advance may consist of software, laboratory consumables (including but not limited to reagents, sequencing reagents, bait sets, chemicals, library preparation kits, systems and oligos), leasehold improvements, freight, installation and engineering expenses, sales tax and other taxes, insurance and other costs reasonably approved by Lender.

“Event of Default” is defined in Section 8.

“Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.

“Incumbency Certificate” means the document in the form of Exhibit E.

“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought; provided, however, that Lender’s Expenses for the preparation and negotiation of the initial set of Loan Documents and all other Lender’s Expenses accrued or incurred prior to the date of this Agreement shall not exceed $7,500.

“Lien” means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

“Loan” means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

“Loan Commencement Date” means for any particular Advance the first business day of the calendar month following the 6 month anniversary of the Funding Date.

“Loan Documents” means, collectively, this Agreement, the Warrant, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“New Equity Financing” means an equity financing in one or more closings consummated by Borrower after the date of this Agreement whereby Borrower receives an aggregate of at least $10,000,000 in gross proceeds.

“Note” means a Secured Promissory Note in the form of Exhibit B.

“Notice of Borrowing” means the form attached as Exhibit D.

“Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iii) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; and (iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business.

“Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

“Responsible Officer” means each person as authorized by the board of directors of Borrower as set forth on the Incumbency Certificate.

“Term” means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.

“Warrant” means the Warrant in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C.

1.2 Interpretation. References to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. “Hereof,” “herein” and “hereunder” refer to this Agreement as a whole. “Including” is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied (“GAAP”). “Or” is not necessarily exclusive. All interest computation shall be based on a 360-day year and actual days elapsed prior to the Loan Commencement Date and on a 360-day year and 30 day month on and after the Loan Commencement Date.

2. THE LOANS

2.1 Commitment. Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, not to exceed 100% of the Borrowing Base at the time of any such Advance, on or before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

2.2 The Advances. A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $100,000, unless less than $100,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.

2.3 Terms of Payment, Repayment.

(a) Repayment. Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note. Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal.

(b) ACH. All payments due to Lender must be, at Lender’s option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender’s address specified in Section 11.

(c) Default Rate. While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender’s failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.

(d) Date. Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(e) Prepayment. Subject to the prepayment provisions set forth in the applicable Note(s), Borrower may voluntarily prepay the Loan and/or any outstanding Note.

2.4 Fees. Borrower shall pay to Lender the following:

(a) Commitment Fee. The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender’s Expenses and other Obligations;

(b) Late Fee. On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 2% of the past due amount, payable on demand.

(c) Lender’s Expenses. On demand, accompanied by an invoice in sufficient detail setting forth the amounts then due, all Lender’s Expenses. Lender’s Expenses not paid when due shall bear interest at the Default Rate. Lender will apply the Commitment Fee towards Lender’s Expenses; if Lender’s Expenses are less than the Commitment Fee, any such remaining amounts shall be applied towards Borrower’s repayments under Section 2.3 after the Commitment Termination Date.

3. CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES

3.1 Conditions Precedent to any and all Advances. The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole reasonable discretion: (i) this Agreement, a Note evidencing the Advance, the Warrant, and all other UCC financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) Lender’s receipt of all vendor invoices, bills of sale, receipts, agreements, proof of payment, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of, and the fair market value of, Collateral; (iii) no Default or Event of Default has occurred and is continuing; (iv) delivery of a Notice of Borrowing with respect to the proposed Advance; (v) Lender’s security interests in the Collateral are valid and first priority, except for Permitted Liens; and (vi) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.

3.2 Procedure for Making Advances. Borrower shall provide Lender an irrevocable Notice of Borrowing at least 15 business days prior to the desired Funding Date for Advances, including therewith all vendor invoices, bills of sale, receipts, agreements, proof of payment, and other documents to evidence the ownership of such equipment by Borrower for which Borrower is requesting an Advance hereunder provided such financed equipment is delivered to Borrower within 120 days of the Funding Date for such equipment. Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made. With respect to the initial Advance hereunder, Lender agrees to finance equipment delivered to Borrower since January 1, 2010, provided the Notice of Borrowing for such Advance is delivered to Lender within 30 days from the date of this Agreement.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

4.2 Inspections. Lender shall have the right upon reasonable prior notice to inspect Borrower’s Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral. Unless an Event of Default has occurred and is continuing, such inspection rights shall be limited to 2 times in any 12 month period.

4.3 Authorization to File Financing Statements. Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants as follows:

5.1 Due Organization and Qualification. Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located, except states other than Massachusetts and Delaware where non-compliance would not reasonably be expected to have a material adverse effect on Borrower or any of the Collateral.

5.2 Authority. Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.

5.3 Disclosure Schedule. All information on the Disclosure Schedule is true, correct and complete.

5.4 Authorization; Enforceability. The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors’ rights generally.

5.5 Name and Location. Borrower has not done business under any name other than that specified on the signature page hereof or as set forth on the Disclosure Schedule. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule.

5.6 Litigation. All actions or proceedings pending or threatened in writing by or against Borrower before any court or administrative agency are set forth on the Disclosure Schedule.

5.7 Financial Statements. All financial statements fairly represent in all material respects the financial condition of the Borrower. All statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.

5.8 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they come due.

5.9 Taxes. Borrower has filed all required tax returns, and has paid all taxes it owes other than where the failure to comply would not reasonably be expected to have an adverse effect on Borrower.

5.10 Rights; Title to Assets. Borrower possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct of its business as now operated or proposed to be operated. Borrower has good title to the Collateral, free and clear of any Liens except for Permitted Liens.

5.11 Full Disclosure. No written representation, warranty or other statement made by Borrower in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

5.12 Regulated Substances. Borrower complies and will comply with all laws respecting Regulated Substances, except where failure to do so would not reasonably be expected to have a material adverse effect on Borrower or any of the Collateral.

5.13 Reaffirmation. Each Notice of Borrowing will constitute (i) a warranty and representation in favor of Lender that there does not exist any Default and (ii) subject to any amended Disclosure Schedule delivered to Lender or any other written disclosure required to be sent to Lender pursuant to the terms hereof, a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents, provided, however, and notwithstanding any provision in this Agreement to the contrary, if any such amended Disclosure Schedule or other written disclosure contains any matter which could reasonably be expected to have a material adverse effect on Borrower or the Collateral, Lender’s obligation to make Advances to Borrower hereunder shall be suspended during the pendency of any such material adverse effect condition.

5.14 Auction Rate Securities. The Borrower (i) owns no auction rate securities directly or indirectly in any brokerage, securities account or other account created by or for the benefit of the Borrower; and (ii) has not created any standing or discretionary purchase order or directive with any brokerage account or broker service to purchase auction rate securities on behalf of the Borrower.

6. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that it shall do all of the following:

6.1 Good Standing and Compliance. Borrower shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject, except, in each case, where the failure to comply would not reasonably be expected to result in a material adverse effect on Borrower or any of the Collateral.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar month, an unaudited balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 120 days after the end of the fiscal year or such other time period as approved by Borrower’s Board of Directors, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened in writing against Borrower which is likely to result in liability to Borrower in excess of $100,000; and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.

6.3 Notice of Defaults. Upon any Default or Event of Default, deliver an Officer’s Certificate setting forth the facts relating to or giving rise thereto, and the Borrower’s proposed action with respect thereto.

6.4 Use; Maintenance. Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral.

6.5 Insurance. Borrower, at its own expense, shall maintain insurance in amounts and coverages standard for companies in Borrower’s industry and reasonably satisfactory to Lender. Each insurance policy shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender reasonable prior written notice of cancellation. Borrower shall (x) furnish all certificates of insurance required by Lender and (y) promptly notify Lender of any written notice of cancellation from the insurer.

6.6 Loss Proceeds. So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Borrower’s election and so long as Lender’s security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Borrower’s business.

6.7 Taxes. Borrower shall file all required tax returns, and shall pay all taxes it owes other than where the failure to comply would not reasonably be expected to have a material adverse effect on Borrower.

6.8 Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral, and to effect and maintain ACH payment arrangements.

7. NEGATIVE COVENANTS

Borrower will not do any of the following:

7.1 Location of Collateral. Change its principal place of business or remove, except in the ordinary course of Borrower’s business, the Collateral or Borrower’s Books from the premises listed in Section 11 without giving 30 days prior written notice to Lender.

7.2 Extraordinary Transactions. Enter into any transaction not in the ordinary and usual course of Borrower’s business, involving the sale, lease, license or other disposition of its assets (including Collateral), other than (i) sales of inventory in the ordinary course of Borrower’s business; and (ii) grant and transfer licenses and similar arrangements for use of Borrower’s intellectual property, in arm’s length transactions, entered into in the ordinary course of business for adequate consideration. Notwithstanding anything contain in this Section 7.2 or elsewhere in this Agreement or the Loan Documents, the Borrower may do any of the following: (i) declare or make any dividend payment payable solely in its equity securities; (ii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor; (iii) repurchase stock from former employees, consultants or directors of Borrower in accordance with the terms of transfer restriction, repurchase, vesting or similar agreements between Borrower and such employees, consultants or directors in its ordinary course of business; (iv) repurchase equity securities with the proceeds from the issuance of equity securities; (v) repurchase, redeem, retire, defease or otherwise acquire for value equity securities in connection with or pursuant to any employees benefits plan or stock option plan of Borrower; or (vi) issue securities for adequate consideration.

7.3 Restructure. Make any material change in Borrower’s financial structure or business operations (other than through the sale of preferred stock to equity investors); or suspend operation of Borrower’s business.

7.4 Liens. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of the Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

7.5 Distributions. Pay any cash dividends or distributions, or redeem or purchase, any capital stock, except for repurchases of capital stock from departing employees, consultants or directors, under repurchase agreements approved by the Borrower’s Board of Directors, or dividends payable solely in capital stock of Borrower

7.6 Transactions with Affiliates. Directly or indirectly enter into any transaction with any Affiliate which is on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.6 if approved by a disinterested majority of the Borrower’s Board of Directors.

7.7 Compliance. (i) Become an “investment company” under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (ii) fail to meet the minimum funding requirements of ERISA; (iii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act; or (v) violate any other material law or material regulation.

7.8 UCC Effectiveness. Change its name, jurisdiction of organization, or take any other action that could render Lender’s financing statements misleading under the UCC, without giving Lender 30 days advance written notice.

7.9 Auction Rate Securities. For so long as the Obligations are outstanding, Borrower shall purchase or create a purchase order or directive to purchase any auction rate securities regardless of whether such securities are to be held by Borrower or through one or more brokerage accounts.

8. EVENTS OF DEFAULT

Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

8.1 Payment. Borrower fails to pay when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay.

8.2 Certain Covenant Defaults. Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

8.3 Other Covenant Defaults. Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 20 days after its occurrence.

8.4 Attachment. Any material portion of Borrower’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 20 days.

8.5 Other Agreements. There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an amount greater than $100,000.

8.6 Judgments. One or more judgments for an aggregate of at least $100,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.

8.7 Injunction. Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets.

8.8 Misrepresentation. Any representation, statement, or report made to Lender by Borrower was false or misleading when made in any material respect.

8.9 Enforceability. Lender’s ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

8.10 Involuntary Bankruptcy. An involuntary bankruptcy case remains undismissed or unstayed for 60 days or, if earlier, an order granting the relief sought is entered.

8.11 Voluntary Bankruptcy or Insolvency. Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

8.12 Merger, Sale or Change of Control. The occurrence of (i) a merger of Borrower with another entity (whether or not the Borrower is the “surviving entity”) whereby the shareholders of Borrower immediately prior to such merger own less than 50% of the outstanding voting securities of Borrower immediately after such merger; (ii) the sale (in one or a series of related transactions) of all or substantially all of Borrower’s assets; or (iii) any transaction (or series of related transactions) other than a transaction that is a bona fide equity financing with the primary purpose of raising capital for Borrower, whereby the shareholders of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s), and such acquirer or resulting entity (including, Borrower, if Borrower is the resulting or surviving entity) fails to either: (a) pay off the Obligations in cash at the closing of the acquisition, merger or sale or (b) provide an unconditional, unlimited guaranty or reaffirmation of the Obligations in form and substance satisfactory to Lender and is of a credit quality acceptable to Lender

9. LENDER’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower’s premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.

9.2 Power of Attorney in Respect of the Collateral. Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon and during the continuance of an Event of Default: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender’s or Borrower’s name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.

9.3 Charges. If Borrower fails to timely pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

9.4 Remedies Cumulative. Lender’s rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

9.5 Application of Collateral Proceeds. Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

10. WAIVERS; INDEMNIFICATION

10.1 Waivers. Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

10.2 Lender’s Liability for Collateral. Provided Lender complies with its duties and responsibilities under the UCC, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

10.3 Indemnification. Borrower shall defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section 10.3 shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within 30 days after written demand.

11. NOTICES

All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:

Foundation Medicine, Inc.	Lighthouse Capital Partners VI, L.P.
Attention: Chief Financial Officer	Attention: Contract Administrator
One Kendall Square, Suite B6501	3555 Alameda de las Pulgas, Suite 200
Cambridge, Massachusetts 02139	Menlo Park, California 94025
FAX: (617) 418-2201	FAX: (650) 233-0114

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties' respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document, except to any entity reasonably deemed to be a competitor of Borrower.

12.2 Time of Essence. Time is of the essence for the performance of all Obligations.

12.3 Severability of Provisions. Each provision hereof shall be severable from every other provision in determining its legal enforceability.

12.4 Entire Agreement. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender and Borrower. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

12.9 No Original Issue Discount. Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that they will cooperate with each other in determining the fair market value of the Warrant and that, pursuant to Treas. Reg. § 1.1273-2(h), a portion of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and to cooperate with each other in determining such valuation and allocation approach and methodology, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.

12.10 Relationship of Parties. The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to

Borrower or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

12.11 Choice of Law and Venue; Jury Trial Waiver. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

12.12 Confidentiality. In handling any confidential or non-public information concerning Borrower, Lender will maintain the confidentiality of such information, but disclosure of information may be made (i) to Lender’s subsidiaries, partners or affiliates in connection with their business with Borrower, provided they are bound by this confidentiality provisions, (ii) to prospective transferees or purchasers of any security interest in the loans, provided they are bound by this confidentiality provisions, (iii) as required by law, regulation, subpoena, or other order; (iv) as required in connection with Lender’s examination or audit, provided that any person receiving confidential or non-public information is bound by this confidentiality provision or similar regulations, and (v) as Lender considers appropriate in exercising remedies under this Agreement, provided that any person receiving confidential or non-public information is bound by this confidentiality provision or similar regulations. Confidential information does not include information that either: (x) is in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender, or (y) is disclosed to Lender by a third party, if Lender does not have actual knowledge that the third party is prohibited from disclosing the information.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDATION MEDICINE, INC.		LIGHTHOUSE CAPITAL PARTNERS VI, L.P.

		By:	LIGHTHOUSE MANAGEMENT PARTNERS VI, L.L.C., its general partner

By:	/s/ Alexis Borisy	By:	/s/ Cristy Barnes
Name:	Alexis Borisy	Name:	Cristy Barnes
Title:	CEO	Title:	Managing Director

Exhibit A	Collateral Description
Exhibit B	Form of Note
Exhibit C	Form of Preferred Stock Warrant
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Incumbency Certificate
Exhibit F	Form of Officers Certificate
Exhibit G	ACH Authorization
Schedule 1	Disclosure Schedule

EXHIBIT A

DEBTOR/BORROWER:	FOUNDATION MEDICINE, INC.

SECURED PARTY/LENDER:	LIGHTHOUSE CAPITAL PARTNERS VI, L.P.

COLLATERAL

The Collateral shall consist of all right, title and interest of Debtor in and to all the following:

All right, title, interest, claims and demands of Debtor in and to each and every item of equipment, fixtures or personal property that is financed pursuant to one or more Loan and Security Agreements by and between Debtor and Secured Party, including without limitation, such equipment, fixtures or personal property whether now owned or hereafter acquired, wherever located, together with all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all of such equipment, fixtures or personal property together with all the rents, issues, income, profits and avails therefrom and all of the products and proceeds thereof, including without limitation, insurance, proceeds of insurance, proceeds of proceeds, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

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EXHIBIT B

[            ]

SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this “Note”) is made                     , 200    , by FOUNDATION MEDICINE, INC. (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (collectively with its assigns, “Lender”). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 1881 between Borrower and Lender dated November 1, 2010 (the “Loan Agreement”).

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 3555 Alameda de las Pulgas, Suite 200, Menlo Park, California 94025, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $             (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

“Basic Rate” means a per annum rate of interest equal to 8.25%.

“Final Payment” means 4.5% of the Advance.

“Loan Commencement Date” means             . [the first business day of the calendar month following 6 month anniversary of the Funding Date.]

“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

“Payment Date” means the first day of each calendar month.

“Prepayment Fee” means (i) 3% of the outstanding principal amount being prepaid for any prepayment made in 2010 or 2011; (ii) 2% of the outstanding principal amount being prepaid for any prepayment made in 2012; and (iii) 1% of the outstanding principal amount being prepaid for any prepayment made thereafter and prior to the Maturity Date.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 36 calendar months.

1. Repayment. Except for the interest-only period set forth in the following sentence, Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest (but not principal) calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed prior to the Loan Commencement Date and on a 360-day year and 30 day month on and after the Loan Commencement Date. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.

3. Voluntary Prepayment. Borrower may prepay the Note at its sole discretion prior to the Maturity Date if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest, (ii) the Final Payment, (iii) the Prepayment Fee, and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

4. Collateral. This Note is secured by the Collateral.

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5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6. Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7. Miscellaneous. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

FOUNDATION MEDICINE, INC.

By:
Name:
Title:

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EXHIBIT C

WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

PREFERRED STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: a maximum of 200,000
Series A Preferred Stock Subject to determination as set for the below

FOUNDATION MEDICINE, INC.

Effective as of November 1, 2010

Void after November 1, 2018, or earlier in accordance with

Section 7 of this Warrant

1. Issuance. This Preferred Stock Purchase Warrant (the “Warrant”) is issued to LIGHTHOUSE CAPITAL PARTNERS VI, L.P. by FOUNDATION MEDICINE, INC., a Delaware corporation (hereinafter with its successors called the “Company”) in connection with that certain Loan and Security Agreement No. 1881 dated November 1, 2010 between the Company and Lighthouse Capital Partners VI, L.P. (the “Loan Agreement”). Capitalized terms not defined herein shall have the meaning as set forth in the Loan Agreement.

2. Purchase Price; Number of Shares.

(a) The registered holder of this Warrant (the “Holder”), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $1.00 (the “Purchase Price”), up to a maximum of 200,000 fully paid and nonassessable shares of the Company’s Series A Preferred Stock, $0.0001 par value (the “Preferred Stock”). Commencing on the date hereof, 100,000 (the “Exercise Quantity”) of shares of Preferred Stock are immediately available for purchase hereunder.

(b) On the Commitment Termination Date or such earlier termination of this Warrant in accordance with the terms hereof, the Exercise Quantity shall automatically be increased by such additional number of shares as is equal to (A) 2% of the amount of Aggregate Advances funded under the Loan Agreement, if any, divided by (B) the Purchase Price.

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

(i)	“Aggregate Advances” means the aggregate original dollar amount of Advances made under the Loan Agreement, whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

1.

3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company to the Holder, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X= Y(A-B)

  A

where:	X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a share of Preferred Stock (or fully paid and nonassessable shares of the Company’s common stock, $0.0001 par value (the “Common Stock”) if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the “Determination Date”) shall mean:

(i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a “Public Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

(ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

(a) If traded on a securities exchange or NASDAQ market or system, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

(b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

(c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

2.

5. Partial Exercise. This Warrant may be exercised in part at any time, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. Fractional Shares. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall pay the Holder an amount in cash equal to such fraction of a share of Preferred Stock at such time.

7. Expiration Date; Automatic Exercise. This Warrant shall expire at the earliest to occur of (the “Expiration Date”) (i) at the close of business on November 1, 2018; (ii) the second anniversary date of the effectiveness of the Company’s initial Public Offering; on the NASDAQ or other stock exchange in the United States; or (iii) the effective date of a Merger (as defined below), and shall be void thereafter.

Notwithstanding the term of this Warrant fixed pursuant to this Section 7, and provided Holder has received advance written notice of at least twenty (20) days and has not earlier exercised this Warrant, and provided this Warrant has not been assumed by the successor entity (or parent thereof), upon the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to Section 4 hereof, without any action by Holder. “Merger” means: (i) a sale of all or substantially all of the Company’s assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company. “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed. The Company agrees to promptly give the Holder written notice of any proposed Merger and written notice of termination of any proposed Merger. Notwithstanding anything to the contrary in this Warrant, the Holder may rescind any exercise of its purchase rights after a notice of termination of the proposed Merger if the exercise of this Warrant occurred after the Company notified the Holder that the Merger was proposed or if the exercise was otherwise precipitated by such proposed Merger, provided, however that such rescission right must be exercised within thirty (30) days of receipt of such written notice of termination of the proposed Merger. In the event of such rescission, this Warrant will continue to be exercisable on the same terms and conditions.

8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. Adjustments for Diluting Issuances. The other antidilution rights applicable to the Preferred Stock of the Company are set forth in the Amended and Restated Certificate of Incorporation, as amended from time to time (the “Articles”), a true and complete copy in its current form which is attached hereto as Exhibit A. Until full exercise or expiration of this Warrant, such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of Preferred Stock without such Holder’s prior written consent, provided, however, that nothing herein shall be deemed to restrict the restatement, amendment or modification of the Articles, in accordance with the provisions of the Articles, in a manner that affects equally all holders of Preferred Stock. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

3.

11. Mergers and Reclassifications. Subject to the expiration provisions of Section 7, if after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than a Merger as defined in Section 7 or as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof).

12. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

4.

(d) As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder (i) as soon as practicable, but in any event within 190 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, plus, where applicable, comparisons to the annual budget and operating plan approved by the Board of Directors; such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), and audited and certified by an independent public accounting firm of nationally or regionally recognized standing selected by the Board of Directors; and (ii) as soon as practicable, but in any event within 30 days after the end of each of the first three quarters of each fiscal year, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, plus, where applicable, quarterly comparisons to the annual budget and operating plan approved by the Board of Directors; such unaudited financial statements to be prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and that fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

(e) As of the date hereof, the authorized capital stock of the Company consists of (i) 40,200,000 shares of Common Stock, of which (x) 17, 350,000 shares are issued and outstanding, (y) 323,500 shares have been approved and authorized for sale and issuance by the Company (and which, upon issuance, shall be subject to the terms and conditions of applicable restricted stock agreements, and (z) and 200,000 shares are reserved for issuance upon the exercise of this Warrant with respect to Common Stock and the conversion of the Preferred Stock into Common Stock if this Warrant is exercised with respect to Preferred Stock, and (ii) 25,200,000 shares of Series A Preferred Stock, of which 7,000,000 shares are issued and outstanding. Attached hereto as Exhibit B is a capitalization table summarizing the capitalization of the Company as of November 1, 2010. Once per calendar quarter and upon request from Holder, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

15. Registration Rights. The Company grants to the Holder all the rights of a “Holder” under Section 2.2 of the Company’s Investors’ Rights Agreement dated as of March 30, 2010 and shall treat the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant as “Registrable Securities,” as described therein.

16. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

17. Representations, Warranties and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Accredited Investor. Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(c) Private Issue. The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 17.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

5.

(e) Information. The Holder acknowledges that it has been afforded the opportunity to meet with the management of the Company and to ask question of, and receive answers from, such management about the business and affairs of the Company and concerning the terms and conditions of the offering of this Warrant, and to obtain any additional information, necessary to verify the accuracy of the information otherwise obtained by or furnished to the Holder in connection with the offering of this Warrant. The Holder agrees that the Company has furnished to the Holder all information which the Holder considered necessary t form a decision concerning the purchase of this Warrant, and no request to the Company by the Holder for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date hereof.

(f) Legends. The Holder acknowledges that certificates for securities purchased under this Warrant shall bear the following legend or a legend substantially similar thereto:

THE SHARES OF [SERIES A PREFERRED STOCK/COMMON STOCK]

REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT

BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS

OF THE SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE

COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND

SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE

EFFECT THAT COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

18. Notices, Transfers, Etc.

(a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

19. No Impairment. The Company will not, without the prior written consent of the Holder, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

20. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles regarding conflicts of laws.

21. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

22. Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

6.

23. Qualifying Public Offering. If the Company shall effect a firm commitment underwritten Public Offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company’s Articles in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof. In connection with any such Public Offering, the Holder shall also agree to execute a lock-up agreement if reasonably requested by the Company and the managing underwriter of such offering.

24. Status of Holder. Except as may be set forth herein or to the extent the Holder may be entitled to certain rights pursuant to other agreements with the Company or the Company’s stockholders, this Warrant neither entitles the Holder to any rights, voting or otherwise, nor subjects the Holder to any responsibilities or liabilities, as a stockholder of the Company.

25. Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

FOUNDATION MEDICINE, INC.

By:
Name:
Title:

7.

Subscription

To:

Date:

The undersigned hereby subscribes for              shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

Assignment

For value received                                                                                                                hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                          its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of:

1.

EXHIBIT D

NOTICE OF BORROWING

                    ,

Lighthouse Capital Partners VI, L.P.

3555 Alameda de las Pulgas, Suite 200

Menlo Park, CA 94025

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement No. 1881 dated as of November 1, 2010 (as it has been and may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS VI, L.P. and FOUNDATION MEDICINE, INC. (the “Company”)

The undersigned is the President and CEO of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Advance is $            . The business day of the proposed Advance is             .

2. The Loan Commencement Date for this Advance shall be             .

3. As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects.

4. No event that could reasonably be expected to have a material adverse effect on the ability of Company to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

5. Company’s statement of the Borrowing Base is true, complete and correct.

The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct in all material respects as of the Funding Date.

Very truly yours,

FOUNDATION MEDICINE, INC.

By:
Name:
Title:

1

EXHIBIT E

INCUMBENCY CERTIFICATE

The undersigned, Gary A. Cohen, hereby certifies that:

1. He/She is the duly elected and acting Secretary of FOUNDATION MEDICINE, INC., a Delaware corporation (the “Company”).

2. That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE
Alexis Borisy, M.S.	President and Chief Executive Officer

Gary A. Cohen	Vice President, Bioethics, Law and Public Policy and Secretary

3. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

4. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5. Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of a loan facility with Lighthouse Capital Partners VI, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on November 1, 2010.

FOUNDATION MEDICINE, INC.

By:
Name:	Gary A. Cohen
Title:	Secretary

I, the President and Chief Executive Officer of the Company, do hereby certify that Gary A. Cohen is the duly qualified, elected and acting Secretary of the Company and that the above signature is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Incumbency Certificate on November 1, 2010.

FOUNDATION MEDICINE, INC.

By:
Name:	Alexis Borisy, M.S.
Title:	President and Chief Executive Officer

1

EXHIBIT F

OFFICER’S CERTIFICATE

The undersigned, to induce LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”), to extend or continue financial accommodations to FOUNDATION MEDICINE, INC., a Delaware corporation (the “Borrower”) pursuant to the terms of that certain Loan and Security Agreement dated November 1, 2010 (the “Loan Agreement”), hereby certifies that on the date hereof:

1.	I am the duly elected and acting of Borrower.

2.	I am a Responsible Officer as that term is defined in the Loan Agreement.

3.	The information submitted herewith is in fact what it purports to be.

4.	The information delivered herewith is true, correct and complete

5.	Borrower is currently able to meet its obligations as they come due.

6.	I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

7.	I will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on             .

FOUNDATION MEDICINE, INC.

By:
Name:
Title:

1

EXHIBIT G

AUTHORIZATION FOR AUTOMATIC PAYMENT

The undersigned FOUNDATION MEDICINE, INC. (“Borrower”) authorizes LIGHTHOUSE CAPITAL PARTNERS VI, L.P. and any and all affiliated funds (collectively, “Lender”) and the bank / financial institution (“Bank”) named below to initiate variable debit and/or credit entries to Borrower’s deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated November 1, 2010 (the “Loan Agreement”).

1. Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower’s designated accounts with respect to amounts calculated by Lender to be due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.

2. Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.

3. Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank’s security procedures.

4. Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower’s name and for Borrower’s account.

This Consent shall be effective as of November 1, 2010 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

                Silicon Valley Bank

(Name of Borrower’s Bank)

                3003 Tasman Drive             Santa Clara             CA                      95054

(Address of Bank)                                (City)                       (State)                (Zip Code)

Bank Routing Number

                                         (between these symbols “ /:” “:/” on bottom left of check)

Account Number:                                                          (checking )

Copy of a voided check is attached to this form

Borrower Name:	FOUNDATION MEDICINE, INC.
Borrower Address:	One Kendall Square, Suite B6501
Cambridge, MA 02139

Authorized by:	_____________________________________
Its:

1

SCHEDULE 1

DISCLOSURE SCHEDULE

SUBSIDIARIES

None

PRIOR NAMES

Foundation Genomics

LITIGATION AND ADMINISTRATIVE PROCEEDINGS COVERED BY ARTICLE 5 OF THE LOAN AND SECURITY AGREEMENT

None

BUSINESS PREMISES

	Each Location Address where Lighthouse Capital Partners has financed assets:	Landlord/Property Management Information:
Current Headquarters (Location 1)	Contact Name: Ken Mullen Address: One Kendall Square, Suite B6501 City, State, Zip: Cambridge, MA 02139 Phone: (617) 418-2200 Fax: (617) 418-2201	Contact Name: Company Name: RB Kendall Fee, LLC c/o Beal and Company, Inc. Address: 177 Milk Street City, State, Zip: Boston, MA 02109 Phone: (617) 451-2100 Fax: (617) 451-1801

1

AMENDMENT NO. 01

Dated April 22, 2011

TO

that certain Loan and Security Agreement No. 1881

dated as of November 1, 2010 (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”) and

FOUNDATION MEDICINE, INC. (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

Section 1.1 of the Agreement, the following definition shall be deleted in its entirety and replaced with the following:

“Commitment” means an aggregate of $5,000,000, available in 3 tranches. Tranche 1, in the amount of $3,000,000 (“Tranche 1”) shall be available immediately upon the closing of this Agreement; Tranche 2, in the amount of $1,000,000 (“Tranche 2”) shall be available upon the close of at least $5,000,000 of the New Equity Financing; and the remaining $1,000,000 (“Tranche 3”) shall be available upon the close of the final $5,000,000 of the New Equity Financing.

Section 3 of the Agreement, Section 3.2 shall be deleted in its entirety and replaced with the following:

3.2 Procedure for Making Advances. Borrower shall provide Lender an irrevocable Notice of Borrowing at least 15 business days prior to the desired Funding Date for Advances, including therewith all vendor invoices, bills of sale, receipts, agreements, proof of payment, and other documents to evidence the ownership of such equipment by Borrower for which Borrower is requesting an Advance hereunder provided such financed equipment is delivered to Borrower within 180 days of the Funding Date for such equipment. Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made. With respect to the initial Advance hereunder, Lender agrees to finance equipment delivered to Borrower since January 1, 2010, provided the Notice of Borrowing for such Advance is delivered to Lender within 30 days from the date of this Agreement.

Execution and delivery of this Amendment constitutes a reaffirmation as of the date thereof of all of the representations and warranties contained in the Agreement and the Loan Documents, as such representations and warranties may be amended hereby.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

FOUNDATION MEDICINE, INC.		LIGHTHOUSE CAPITAL PARTNERS VI, L.P.

By:	/s/ Neil Exter	By:	LIGHTHOUSE MANAGEMENT
Name:	Neil Exter		PARTNERS VI, L.L.C., its general partner
Title:	CBO	By:	/s/ Ryan Turner
		Name:	Ryan Turner
		Title:	Managing Director

AMENDMENT NO. 02

Dated June 21, 2011

TO

that certain Loan and Security Agreement No. 1881

dated as of November 1, 2010, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”) and

FOUNDATION MEDICINE, INC. (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

Section 1.1 of the Agreement, the following definition shall be deleted in its entirety and replaced with the following:

“Commitment” means an aggregate of $5,000,000.

Execution and delivery of this Amendment constitutes a reaffirmation as of the date thereof of all of the representations and warranties contained in the Agreement and the Loan Documents, as such representations and warranties may be amended hereby.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

FOUNDATION MEDICINE, INC.		LIGHTHOUSE CAPITAL PARTNERS VI, L.P.

By:	/s/ Gary A. Cohen	By:	LIGHTHOUSE MANAGEMENT
Name:	Gary A. Cohen		PARTNERS VI, L.L.C., its general partner
Title:	Vice President	By:	/s/ Cristy Barnes
		Name:	Cristy Barnes
		Title:	Managing Director